UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2013

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176684	38-3849791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16955 Via Del Campo, Suite 260

San Diego,  CA  92127

(Address of principal executive offices, including zip code)

 (858) 549-6893 or toll-free 855-936-8933

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Copies to:

Karen A. Batcher, Esq.

Synergen Law Group, APC

819 Anchorage Place, Suite 28

Chula Vista, CA 91914

Ph.   (619) 475-7882

Fax. (866) 352-4342

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03        AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 6, 2014, the Company’s Board of Directors approved to amend the Bylaws to change the date of the date of the annual meeting of shareholders from “the first week in January” to “within three months after the calendar year ends, commencing in 2014.”  The reason behind the amendment was to give the Company sufficient time to prepare and provide audited financial statements and the Company’s annual report to the shareholders.

 ITEM 8.01          OTHER EVENTS

On December 19, 2013, the Company completed a merger with its wholly owned subsidiary, NuZee Co. Ltd. (the “Merger”) whereby NuZee Co., Ltd. (the “Subsidiary”) merged with and into the Company.  As a result of the merger, the Company assumed all of the assets and liabilities of the Subsidiary and the Subsidiary ceased to exist.  By virtue of the Merger, all shares of the subsidiary were cancelled.  The number of shares of the Company’s common stock issued and outstanding did not change.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION
2.1	Agreement and Plan of Merger dated November 29, 2013
2.2	Articles of Merger as filed with the Nevada Secretary of State on December 19, 2013.
3.2	First Amended and Restated Bylaws of NuZee, Inc. dated January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 10, 2014	NUZEE, INC.
/s/ Craig Hagopian
		By:	Craig Hagopian, President